EXHIBIT 99.1

MedAssets Reports Fourth Quarter and Full-Year 2013 Financial Results

Board of Directors Authorizes Share Repurchase Plan

ATLANTA, Feb. 26, 2014 (GLOBE NEWSWIRE) -- MedAssets, Inc. (Nasdaq:MDAS) today announced results for its fourth quarter and twelve-month period ended December 31, 2013.

Fourth Quarter

($ in millions, except per share)	4Q'13	4Q'12	% Change
Net Revenue:
Spend and Clinical Resource Mgmt (SCM)	$106.4	$99.1	7.4%
Revenue Cycle Management (RCM)	64.0	64.7	(1.0)
Total Net Revenue [a]	170.5	163.8	4.1%
Net income (loss)	7.8	(14.4)	nm
Earnings (loss) per share (EPS) – diluted	0.13	(0.25)	nm
Non-GAAP adjusted EBITDA	52.8	55.0	(4.0)%
Non-GAAP adjusted EPS - diluted	$0.30	$0.27	11.1
Weighted average shares - diluted	61.8	58.1	6.4%

(a) Column amounts may not add to total due to rounding.

Net Revenue

Total net revenue for the fourth quarter of 2013 increased 4.1% to $170.5 million from $163.8 million for the fourth quarter of 2012. Net revenue in the SCM segment increased 7.4% to $106.4 million from net revenue of $99.1 million for the fourth quarter of 2012, due to growth in group purchasing net administrative fees as well as consulting and other service fees, partially offset by an expected year-over-year decrease in performance-related fees. Net revenue in the RCM segment decreased 1.0% to $64.0 million from $64.7 million for the fourth quarter of 2012 as technology-related revenue (approximately 73.0% of RCM segment revenue) increased 4.9% while services-related revenue declined 14.2% due primarily to lower fees and the loss of two clients disclosed in early 2013.

Non-GAAP Adjusted EBITDA

Total non-GAAP adjusted EBITDA was $52.8 million, or 30.9% of total net revenue, for the fourth quarter of 2013, a 4.0% decrease from total non-GAAP adjusted EBITDA of $55.0 million, or 33.6% of total net revenue, for the fourth quarter of 2012. This decline was due primarily to business investments, lower fees from higher-margin Revenue Cycle Services contracts and the anticipated year-over-year decrease in performance-related fees versus the fourth quarter of 2012.

Net Income and Non-GAAP Adjusted Earnings Per Share (EPS)

Net income for the fourth quarter of 2013 was $7.8 million, or $0.13 per share, compared with a net loss of $14.4 million, or a loss of $0.25 per share, for the fourth quarter of 2012. The net loss in the fourth quarter of 2012 was due to debt extinguishment charges related to a new debt agreement completed in December 2012.

Non-GAAP adjusted EPS (defined as EPS excluding non-cash acquisition-related intangible amortization and depreciation, non-cash share-based compensation, certain restructuring, acquisition and integration-related expenses and non-recurring items on a tax-adjusted basis) was $0.30 per share for the fourth quarter of 2013, an 11.1% increase when compared with non-GAAP adjusted EPS of $0.27 per share for the fourth quarter of 2012.

Twelve-Month Period

($ in millions, except per share)	FY'13	FY'12	% Change
Net Revenue:
Spend and Clinical Resource Mgmt (SCM)	$424.5	$393.6	7.8%
Revenue Cycle Management (RCM)	256.0	246.5	3.8
Total Net Revenue [b]	680.4	640.1	6.3%
Net income (loss)	27.4	(6.9)	nm
Earnings (loss) per share (EPS) – diluted	0.45	(0.12)	nm
Non-GAAP adjusted EBITDA	220.8	207.3	6.5%
Non-GAAP adjusted EPS - diluted	$1.32	$1.13	16.8
Weighted average shares - diluted	61.2	57.5	6.5%

(b) Column amounts may not add to total due to rounding.

Net Revenue

Total net revenue for full-year 2013 increased 6.3% to $680.4 million from $640.1 million for full-year 2012. Net revenue in the SCM segment grew 7.8% to $424.5 million from net revenue of $393.6 million for full-year 2012. Net revenue in the RCM segment rose 3.8% to $256.0 million from $246.5 million for full-year 2012 as technology-related revenue (approximately 70.5% of RCM segment revenue) grew 6.2% and services-related revenue decreased 1.4%.

Non-GAAP Adjusted EBITDA

For full-year 2013, total non-GAAP adjusted EBITDA was $220.8 million, or 32.5% of total net revenue, a 6.5% increase over total non-GAAP adjusted EBITDA of $207.3 million, or 32.4% of total net revenue, for full-year 2012.

Net Income and Non-GAAP Adjusted Earnings Per Share (EPS)

Net income for full-year 2013 was $27.4 million, or $0.45 per share, versus a net loss of $6.9 million, or a loss of $0.12 per share, for full-year 2012 due to the debt extinguishment charges referenced earlier. Non-GAAP adjusted EPS was $1.32 per share for full-year 2013, a 16.8% increase over non-GAAP adjusted EPS of $1.13 per share for full-year 2012.

Cash Flow and Capital Resources

Cash provided by operating activities in full-year 2013 was $152.9 million versus $157.9 million for full-year 2012. Non-GAAP free cash flow (defined as cash provided by operating activities less purchases of property, equipment and software and capitalized software development costs) increased 2.9% to $94.1 million versus $91.4 million for full-year 2012, as the company paid approximately $7.7 million in cash taxes during 2013 versus $5.6 million in cash taxes in 2012. The Company prepaid an additional $25.0 million of its Term Loan B in the fourth quarter of 2013, and $105.0 million in the full year, along with its scheduled principal payments. The company's balance sheet at December 31, 2013 included $761.7 million in total bank and bond debt, net of cash and cash equivalents. Total net debt equates to leverage of approximately 3.4 times non-GAAP adjusted EBITDA for the trailing twelve-month period.

Non-GAAP Contracted Revenue

At December 31, 2013, MedAssets' rolling 12-month non-GAAP contracted revenue estimate was $625.4 million (SCM segment - $386.0 million; RCM segment - $239.4 million), a year-over-year increase of 4.1%. Non-GAAP contracted revenue is the Company's estimate of contractually committed revenue to be generated under existing client contracts in the forward 12-month period.

Share Repurchase Plan Announced

The MedAssets, Inc. Board of Directors authorized the repurchase of up to $75 million of the company's common stock over the next 12 months. The company plans to repurchase shares from time to time using a variety of methods, which may include open market purchases, accelerated share repurchases, 10b5-1 trading plans, privately negotiated transactions or block trades, or any combination of such methods. As of February 24, 2014, MedAssets had approximately 61.8 million fully diluted shares of common stock outstanding.

2014 Financial Guidance

MedAssets introduced full-year 2014 financial guidance ranges, as follows:

($ in millions, except per share)	FY'14	Y-Y % change
Net Revenue:
SCM segment	$ 438.0 - 446.0	3.2 - 5.1%
RCM segment	261.0 - 269.0	2.0 - 5.1
Total Net Revenue	700.0 - 714.0	2.9 - 4.9
Non-GAAP adjusted EBITDA	232.0 - 242.0	5.1 - 9.6
GAAP EPS – diluted	0.57 - 0.67	26.7 - 48.9
Non-GAAP adjusted EPS – diluted	$ 1.33 - 1.43	0.8 - 8.3%

Excluding performance-related fees from both periods, total net revenue in 2014 is expected to grow approximately 4.5% at the midpoint of the guidance range.

Conference Call Information
Time/Date:	5:00 p.m. ET today, Wednesday, February 26, 2014
Phone:	888-517-2464 (or 630-827-6816 for international/local callers), PIN code 9160777
Webcast:	http://ir.medassets.com, "Events & Presentations" page; Archive will be available for at least 30 days
Replay:	Call 888-843-7419 or 630-652-3042 (PIN code 36540118)

Note: The live webcast will include a slide presentation, a copy of which is available on http://ir.medassets.com in the "Events & Presentations" section in conjunction with today's event.

About MedAssets

MedAssets (Nasdaq:MDAS) is a healthcare performance improvement company focused on helping providers realize financial and operational gains so that they can sustainably serve the needs of their community. More than 4,400 hospitals and 122,000 non-acute healthcare providers currently use the company's evidence-based solutions, best practice processes and analytics to help reduce the total cost of care, enhance operational efficiency, align clinical delivery, and improve revenue performance across the care continuum. For more information, please visit www.medassets.com.

Use of Non-GAAP Financial Information

In order to provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management and the board of directors in their financial and operational decision-making, the Company supplements its consolidated financial statements presented on a GAAP basis herein with the following non-GAAP financial information: gross fees; gross administrative fees; revenue share obligation; EBITDA; adjusted EBITDA; adjusted EBITDA margin; adjusted net income; diluted adjusted EPS; free cash flow; and contracted revenue. Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures, where possible, are included in the accompanying financial schedules. Also, see "Use of Non-GAAP Financial Measures" following the financial schedules for more information.

Safe Harbor Statement

This Press Release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, and include the intent, belief or current expectations of the Company and its management team with respect to the Company's future business operations that include, but are not limited to: 2014 financial guidance, revenue growth and other financial projections and forecasts. Any forward-looking statements are not guarantees of future performance, involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Press Release include, but are not limited to:  failure to realize improvements in performance, efficiency and profitability; failure to complete anticipated sales under negotiations; failure to successfully implement revenue backlog; lack of revenue growth; customer losses; and adverse developments with respect to the operation or performance of the Company's business units or the market price of its common stock. Additional factors that could cause actual results to differ materially from those contemplated within this Press Release can also be found in the Company's Risk Factor disclosures in its Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission and available at http://ir.medassets.com. The Company disclaims any responsibility to update any forward-looking statements.

mdas/F

CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

In 000s, except per share data	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2013	2012	% Change	2013	2012	% Change
Revenue:
Administrative fees, net	$ 73,028	$ 66,163	10.4%	$ 289,475	$ 266,915	8.5%
Other service fees	97,438	97,617	-0.2%	390,941	373,206	4.8%

Total net revenue	170,466	163,780	4.1%	680,416	640,121	6.3%

Operating expenses:
Cost of revenue (inclusive of certain amortization expense)	41,940	38,035	10.3%	151,950	138,618	9.6%
Product development expenses	7,225	7,706	-6.2%	30,874	28,483	8.4%
Selling and marketing expenses	14,502	13,729	5.6%	61,427	60,438	1.6%
General and administrative expenses	56,912	52,617	8.2%	231,826	218,194	6.2%
Restructuring, acquisition and integration-related expenses	494	1,536	-67.8%	10,070	6,348	58.6%
Depreciation	10,824	8,774	23.4%	40,803	30,190	35.2%
Amortization of intangibles	14,766	17,401	-15.1%	62,723	72,652	-13.7%

Total operating expenses	146,663	139,798	4.9%	589,673	554,923	6.3%

Operating income	23,803	23,982	-0.7%	90,743	85,198	6.5%
Other income (expense):
Interest expense	(11,363)	(15,323)	-25.8%	(46,907)	(66,045)	-29.0%
Loss on debt extinguishment	--	(28,196)	-100.0%	--	(28,196)	-100.0%
Other income	(148)	236	-162.7%	287	685	-58.1%

Income (loss) before income taxes	12,292	(19,301)	-163.7%	44,123	(8,358)	-627.9%
Income tax expense (benefit)	4,541	(4,947)	-191.8%	16,682	(1,480)	-1227.2%

Net income (loss)	7,751	(14,354)	-154.0%	27,441	(6,878)	-499.0%

Basic net income (loss) per share	0.13	(0.25)	-152.0%	0.46	(0.12)	-483.3%

Diluted net income (loss) per share	$ 0.13	$ (0.25)	-152.0%	$ 0.45	$ (0.12)	-475.0%

Weighted average shares — basic	60,470	58,087	4.1%	59,705	57,452	3.9%
Weighted average shares — diluted	61,827	58,087	6.4%	61,178	57,452	6.5%

CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31,	December 31,
In 000s, except share and per share amounts	2013	2012

ASSETS
Current assets
Cash and cash equivalents	$ 2,790	$ 13,734
Accounts receivable, net of allowances of $2,568 and $3,046 as of December 31, 2013 and December 31, 2012, respectively	87,636	96,346
Deferred tax asset, current	4,535	11,126
Prepaid expenses and other current assets	24,059	21,791

Total current assets	119,020	142,997

Property and equipment, net	157,747	134,361
Other long term assets
Goodwill	1,027,847	1,027,847
Intangible assets, net	267,440	330,163
Other	41,695	42,869
Other long term assets	1,336,982	1,400,879

Total assets	$ 1,613,749	$ 1,678,237

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$ 24,066	$ 25,487
Accrued revenue share obligation and rebates	77,398	74,274
Accrued payroll and benefits	41,587	40,085
Other accrued expenses	12,126	14,145
Current portion of deferred revenue	46,523	55,756
Current portion of notes payable	15,500	15,500
Current portion of finance obligation	255	233

Total current liabilities	217,455	225,480

Notes payable, less current portion	424,000	544,500
Bonds payable	325,000	325,000
Finance obligation, less current portion	8,781	9,046
Deferred revenue, less current portion	16,369	14,393
Deferred tax liability	121,083	125,394
Other long term liabilities	11,272	801

Total liabilities	1,123,960	1,244,614

Commitments and contingencies

Stockholders' equity
Common stock, $0.01 par value, 150,000,000 shares authorized; 61,740,000 and 59,324,000 shares issued and outstanding as of December 31, 2013 and December 31, 2012, respectively	617	593
Additional paid in capital	717,132	688,431
Accumulated deficit	(227,960)	(255,401)

Total stockholders' equity	489,789	433,623

Total liabilities and stockholders' equity	$ 1,613,749	$ 1,678,237

CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Twelve Months Ended
In 000s	December 31,	December 31,
	2013	2012

Operating activities:
Net income (loss)	$ 27,441	$ (6,878)

Adjustments to reconcile net income (loss) from continuing operations to net cash provided by operating activities:
Bad debt expense	--	735
Depreciation	42,960	32,049
Amortization of intangibles	62,723	73,209
Impairment of assets	3,551	--
Loss on sale of assets	90	370
Noncash stock compensation expense	14,496	10,291
Excess tax benefit from exercise of equity awards	(6,032)	(1,495)
Amortization of debt issuance costs	3,807	7,390
Loss on debt extinguishment	--	19,987
Noncash interest expense, net	456	514
Deferred income tax benefit	2,013	(3,212)

Changes in assets and liabilities	1,397	24,913

Cash provided by operating activities	152,902	157,873

Investing activities:
Purchases of property, equipment, and software	(17,643)	(26,221)
Capitalized software development costs	(41,175)	(40,205)

Cash used in investing activities	(58,818)	(66,426)

Financing activities:
Proceeds from notes payable	--	550,000
Borrowings from revolving credit facility	--	140,000
Repayment of notes payable	(120,500)	(578,650)
Repayment of revolving credit facility	--	(130,000)
Repayment of finance obligations	(676)	(676)
Payment of deferred purchase consideration	--	(120,136)
Debt issuance costs	--	(9,777)
Excess tax benefit from exercise of equity awards	6,032	1,495
Issuance of common stock, net of offering costs	10,116	7,684
Purchase of treasury shares	--	(600)

Cash used in financing activities	(105,028)	(140,660)

Net decrease in cash and cash equivalents	(10,944)	(49,213)
Cash and cash equivalents, beginning of period	13,734	62,947

Cash and cash equivalents, end of period	$ 2,790	$ 13,734

SUPPLEMENTAL REVENUE REPORTING
RECONCILIATION OF GROSS FEES (A NON-GAAP MEASURE) TO NET REVENUE
(UNAUDITED)

In 000s	Three Months Ended December 31,
	2013		2012		% Change
Non-GAAP gross administrative fees	$120,511		$106,347		13.3%
Other service fees	97,438		97,617		-0.2%
Non-GAAP gross fees	217,949	RSO %	203,964	RSO %	6.9%
Non-GAAP revenue share obligation (RSO)	(47,483)	39.4%	(40,184)	37.8%	18.2%
Net revenue	$170,466		$163,780		4.1%

In 000s
	Twelve Months Ended December 31,
	2013		2012		% Change
Non-GAAP gross administrative fees	$472,113		$427,698		10.4%
Other service fees	390,941		373,206		4.8%
Non-GAAP gross fees	863,054	RSO %	800,904	RSO %	7.8%
Non-GAAP RSO	(182,638)	38.7%	(160,783)	37.6%	13.6%
Net revenue	$680,416		$640,121		6.3%

SUPPLEMENTAL SEGMENT REPORTING
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

In 000s	Three Months Ended December 31,
	2013		2012		% Change
Net revenue
Spend and Clinical Resource Management (SCM)	$106,419		$ 99,079		7.4%
Revenue Cycle Management (RCM)	64,047		64,701		-1.0%
Total net revenue	170,466		163,780		4.1%

Non-GAAP Adjusted EBITDA		% margin		% margin
SCM	$ 45,352	42.6%	$ 44,047	44.5%	3.0%
RCM	15,490	24.2%	17,919	27.7%	-13.6%
Corporate	(8,083)		(7,005)		15.4%
Total non-GAAP Adjusted EBITDA	52,759	30.9%	54,961	33.6%	-4.0%

In 000s	Twelve Months Ended December 31,
	2013		2012		% Change
Net revenue
SCM	$424,462		$393,571		7.8%
RCM	255,954		246,550		3.8%
Total net revenue	680,416		640,121		6.3%

Non-GAAP Adjusted EBITDA		% margin		% margin
SCM	$189,393	44.6%	$176,893	44.9%	7.1%
RCM	62,551	24.4%	59,451	24.1%	5.2%
Corporate	(31,103)		(29,006)		7.2%
Total non-GAAP Adjusted EBITDA	220,841	32.5%	207,338	32.4%	6.5%
See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL REPORTING OF ADJUSTED EBITDA
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
In 000s	December 31,		December 31,
	2013	2012	2013	2012

Net income (loss)	$ 7,751	$ (14,354)	$ 27,441	$ (6,878)

Depreciation	10,824	8,774	40,803	30,190
Depreciation (included in cost of revenue)	417	506	2,157	1,859
Amortization of intangibles	14,766	17,401	62,723	72,652
Amortization of intangibles (included in cost of revenue)	--	140	--	557
Interest expense, net	11,363	15,324	46,907	66,041
Income tax expense (benefit)	4,541	(4,947)	16,682	(1,480)

Non-GAAP EBITDA	$ 49,662	$ 22,844	$ 196,713	$ 162,941

Share-based compensation	2,713	2,495	14,496	10,291
Rental income from capitalized building lease	(110)	(110)	(438)	(438)
Restructuring, acquisition and integration-related expenses	494	1,536	10,070	6,348
Loss on debt extinguishment	--	28,196	--	28,196

Non-GAAP Adjusted EBITDA	$ 52,759	$ 54,961	$ 220,841	$ 207,338

SUPPLEMENTAL NET INCOME AND EARNINGS PER SHARE REPORTING
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
In 000s, except per share data	December 31,		December 31,
	2013	2012	2013	2012

Net income (loss)	$ 7,751	$ (14,354)	$ 27,441	$ (6,878)

Pre-tax non-cash, acquisition-related intangible amortization and depreciation	15,081	18,015	64,459	75,103
Pre-tax non-cash, share-based compensation	2,713	2,495	14,496	10,291
Pre-tax restructuring, acquisition and integration-related expenses	494	1,536	10,070	6,348
Pre-tax loss on debt extinguishment	--	28,196	--	28,196
Tax effect on pre-tax adjustments [c]	(7,314)	(20,097)	(35,609)	(47,975)

Non-GAAP adjusted net income	$ 18,725	$ 15,791	$ 80,857	$ 65,085

Income (Loss) Per Share (EPS) - diluted	$ 0.13	$ (0.25)	$ 0.45	$ (0.12)

Pre-tax non-cash, acquisition-related intangible amortization and depreciation	0.24	0.31	1.05	1.31
Pre-tax non-cash, share-based compensation	0.04	0.04	0.24	0.18
Pre-tax restructuring, acquisition and integration-related expenses	0.01	0.03	0.16	0.11
Pre-tax loss on debt extinguishment	--	0.49	--	0.49
Tax effect on pre-tax adjustments [c]	(0.12)	(0.35)	(0.58)	(0.84)

Non-GAAP adjusted EPS - diluted	$ 0.30	$ 0.27	$ 1.32	$ 1.13

Weighted average shares - diluted (in 000s)	61,827	58,087	61,178	57,452

(c) The Company used a tax rate of 40.0% for the three and twelve months ended December 31, 2013 and 2012 to calculate the tax effect of each adjustment since it believes 40.0% will be the Company's normalized long-term tax rate.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL 2014 ADJUSTED EBITDA GUIDANCE
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)
	Guidance Range for
	Twelve Months Ending
In 000s	December 31, 2014
	(Low)	(High)

Net Income	$ 35,000	$ 41,100

Depreciation	50,400	50,400
Depreciation (included in cost of revenue)	2,700	2,700
Amortization of intangibles, acquisition-related	55,000	55,000
Interest expense, net	44,400	44,400
Income tax expense	22,400	26,300

Non-GAAP EBITDA	209,900	219,900

Share-based compensation	20,500	20,500
Restructuring-related expenses	2,000	2,000
Rental income from capitalized building lease	(400)	(400)

Non-GAAP adjusted EBITDA	$ 232,000	$ 242,000

SUPPLEMENTAL 2014 EARNINGS PER SHARE GUIDANCE
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)
	Guidance Range for
	Twelve Months Ending
In 000s, except per share data	December 31, 2014
	(Low)	(High)

Net Income	$ 35,000	$ 41,100

EPS - diluted	0.57	0.67

Pre-tax non-cash, acquisition-related intangible amortization and depreciation	0.90	0.90
Pre-tax non-cash, share-based compensation	0.33	0.33
Pre-tax restructuring-related expenses	0.03	0.03

Tax effect on pre-tax adjustments [d]	(0.51)	(0.51)

Non-GAAP adjusted EPS - diluted [e]	$ 1.33	$ 1.43

Fully diluted weighted average shares outstanding	61,400	61,400

(d) The Company used a tax rate of 40.0% for the full year ending December 31, 2014 to calculate the tax effect of each adjustment since it believes 40.0% will be the Company's normalized long-term tax rate.

(e) Column amounts may not add to total due to rounding.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL NON-GAAP CONTRACTED REVENUE ESTIMATES
(UNAUDITED)

In Millions	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2013	2013	2013	2013	2012

Revenue Cycle Technology (RCT)	173.9	173.3	175.5	170.9	172.1
Revenue Cycle Services (RCS)	65.4	60.8	62.9	56.8	63.9
RCM segment Total [f]	239.4	234.1	238.4	227.7	236.0
SCM segment	$ 386.0	$ 391.0	$ 378.4	$ 374.0	$ 364.7
Total	$ 625.4	$ 625.1	$ 616.8	$ 601.7	$ 600.7

SUPPLEMENTAL REPORTING OF SHARE-BASED COMPENSATION
EXPENSE INCLUDED IN OPERATING EXPENSES
(UNAUDITED)

In 000s	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Amount of share-based compensation included in:
Cost of revenue	$ 826	$ 630	$ 3,866	$ 2,165
Product development expense	162	58	635	181
Selling & marketing expense	307	420	2,251	1,489
General & administrative expense	1,418	1,387	7,744	6,456

Total	$ 2,713	$ 2,495	$ 14,496	$ 10,291

SUPPLEMENTAL REPORTING OF FREE CASH FLOW
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

In 000s	Twelve Months Ended
	December 31,
	2013	2012

Cash provided by operating activities	$ 152,902	$ 157,873
Purchases of property, equipment and software	(17,643)	(26,221)
Capitalized software development costs	(41,175)	(40,205)

Non-GAAP free cash flow	$ 94,084	$ 91,447

(f) Column amounts may not add to total due to rounding.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

Use of Non-GAAP Financial Measures
In order to provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management and the board of directors in their financial and operational decision-making, the Company supplements its consolidated financial statements presented on a GAAP basis herein with the following non-GAAP financial information: gross fees; gross administrative fees; revenue share obligation; EBITDA; adjusted EBITDA; adjusted EBITDA margin; adjusted net income; diluted adjusted EPS; free cash flow; and contracted revenue.

These non-GAAP financial measures may have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. The Company compensates for such limitations by relying primarily on the Company's GAAP results and using non-GAAP financial measures only supplementally. Where possible, the Company provides reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures. Investors are encouraged to carefully review those reconciliations. In addition, because these non-GAAP measures are not measures of financial performance under GAAP and are susceptible to varying calculations, these measures, as defined by the Company, may differ from and may not be comparable to similarly titled measures used by other companies.

Gross fees include gross administrative fees the Company receives pursuant to its vendor contracts and all other fees the Company receives from clients. The Company's revenue share obligation represents the portion of the gross administrative fees the Company is contractually obligated to share with certain of its GPO clients. Net administrative fees (a GAAP measure) are the Company's gross administrative fees net of its revenue share obligation. Total net revenue (a GAAP measure) reflects the Company's gross fees net of its revenue share obligation. These non-GAAP measures assist management and the board of directors and may be helpful to investors in analyzing the Company's growth in its Spend and Clinical Resource Management segment given that administrative fees constitute a material portion of the Company's revenue and are paid to the Company by approximately 1,150 suppliers and other vendors contracted by its GPO, and that the Company's revenue share obligation constitutes a significant outlay to certain of its GPO clients.

The Company defines: EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization; and adjusted EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization and other non-recurring, non-cash or non-operating items. EBITDA and adjusted EBITDA are used by the Company to facilitate a comparison of its operating performance on a consistent basis from period to period and provides for a more complete understanding of factors and trends affecting our business. These measures assist management and the board of directors and may be useful to investors in comparing the Company's operating performance consistently over time as it removes the impact of its capital structure (primarily interest charges and amortization of debt issuance costs), asset base (primarily depreciation and amortization) and items outside the control of the management team (taxes), as well as other non-cash (purchase accounting adjustments and imputed rental income) and non-recurring items, from the Company's operational results. Adjusted EBITDA also removes the impact of non-cash share-based compensation expense and certain acquisition-related charges. EBITDA and adjusted EBITDA are not measures of liquidity under GAAP, or otherwise, and are not alternatives to cash flow from continuing operating activities.

The Company defines adjusted net income as earnings excluding non-cash acquisition-related intangible amortization and non-recurring expense items on a tax-adjusted basis, non-cash tax-adjusted shared-based compensation expense and certain restructuring, acquisition and integration-related expenses on a tax-adjusted basis and diluted adjusted EPS as earnings per share excluding non-cash acquisition-related intangible amortization and non-recurring expense items on a tax-adjusted basis, non-cash tax-adjusted shared-based compensation expense and certain restructuring, acquisition and integration-related expenses on a tax-adjusted basis. Adjusted net income and diluted adjusted EPS are not measures of liquidity under GAAP, or otherwise, and are not alternatives to cash flow from continuing operating activities. Use of this measure for this purpose allows management and the board of directors to analyze the Company's operating performance on a consistent basis by removing the impact of certain non-cash and non-recurring items from our operations, and by rewarding organic growth and accretive business transactions. As a significant portion of senior management's incentive based compensation has historically been based on the achievement of certain diluted adjusted EPS growth over time, investors may find such information useful.

The Company defines free cash flow as cash provided by operating activities less purchases of property, equipment and software and capitalized software development costs. Management believes free cash flow is an important measure because it represents the cash that the Company is able to generate after spending capital on infrastructure to maintain its business and investing in new and upgraded products and services to support future growth. Free cash flow is important because it allows the Company to pursue opportunities that are intended to enhance shareholder value, which could include debt reduction, share repurchases, partnerships, alliances and acquisitions, and/or dividend payments. The Company's definition of free cash flow does not consider non-discretionary cash payments, such as debt.

Contracted revenue is a forward-looking operating measure used by management and the board of directors to better understand revenue growth trends within the Company's business segments as it reflects the Company's current estimate of contractually committed revenue to be generated under existing client contracts in the forward 12-month period. Such information may be useful to investors in their analysis of the Company's revenue growth trends. A reconciliation to the most directly comparable GAAP measure cannot be performed without unreasonable effort.
CONTACT: Robert Borchert
         678.248.8194
         rborchert@medassets.com